EXHIBIT 10.2


                        1993 EXECUTIVE STOCK OPTION PLAN

1. Purpose of the Plan. The purpose of this 1993 Executive Stock Option Plan ("Plan") is to encourage stock ownership by executive officers of The Trust Company of New Jersey (the "Company"), to provide additional incentive for them to promote the successful business operations of the Company, to encourage them to remain in the employ of the Company and to attract new executive officers.

2. DEFINITIONS. As used in the Plan, unless the context requires otherwise, the following terms shall have the meanings specified hereinafter:

          (a) "Committee" shall mean the stock option committee of the Board provided in Section 4 of the Plan.

          (b) "Common Stock" shall mean the Common Stock, par value $2.00 per share, of the Company, or, if another security is substituted for the Common Stock pursuant to the adjustment provisions of Section 8, such other security.

          (c) "Fair Market Value" shall mean the average of the over-the-counter bid and asked prices for a share of the Common Stock on the Grant Date or other relevant date; provided, that if in the opinion of the Committee the trading activity of the Common Stock is deemed not to constitute a representative market price, the Committee shall have the discretion to engage an independent party to determine Fair Market Value for this purpose.

          (d) "Option" shall mean the right to purchase one or more shares of Common Stock granted under Section 6 of the Plan.

          (e) "Grant Date" shall mean the date on which an option is granted.

          (f) "Optionee" shall mean an executive officer to whom an Option has been granted under the plan.

          (g) "Board" shall mean the Board of Directors of the Company.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (i) The term "executive officer" shall mean all executive officers of the Company, including the Chairman of the Board, the President, the Senior Executive Vice Presidents, the Executive Vice Presidents and the Senior Vice Presidents, the General Counsel and any other officers whom the Committee determines exercise similar authority of any of those officers.

          (j) "Suspend", "Suspended" or "Suspension", when referring to the employment of an Optionee, shall mean the reasonable determination by the Board of Directors or the President of the Company that the Optionee's performance of his duties or the Optionee's conduct warrants an investigation by management in order to determine whether or not the Optionee's employment should be terminated. The duties of an Optionee may BUT NEED NOT be limited by management while the Optionee's employment is so Suspended, and the Optionee will be deemed by management to be an employee who is not in good standing.

          (k) "Suspended Optionee" shall mean an Optionee whose employment has been Suspended.

          (l) "Suspension Period" shall mean the time period beginning with the date on which the Board of Directors or President of the Company makes its determination that the investigation of the Optionee is warranted and ending on the date the Company (i) terminates the employment of a Suspended Optionee or (ii) determines to continue the employment of a Suspended Optionee and terminate any investigation of such Optionee.

3. STOCK SUBJECT TO THE PLAN. There will be reserved for use upon the exercise of Options granted from time to time under the Plan an aggregate of up to 450,000 authorized but unissued shares of Common Stock, subject to adjustment as provided in Section 8 hereof. If any Option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again become available for the grant of Options under the Plan. Shares of Common Stock covered by an Option which is surrendered upon the exercise of a stock appreciation right shall thereafter be unavailable for option grants under this plan.

4. ADMINISTRATION OF THE PLAN. The Board shall appoint a Stock Option Committee ("Committee") which shall consist of not less than three nor more than five members of the Board, none of whom shall be officers or employees of the Company. No member of the Committee, while a member, shall be at present, or within one year shall have been, eligible to participate in any plan of the Company pursuant to which equity securities could be granted. Subject to the provisions of the Plan, the Committee shall have full discretion:

          (a) To designate the executive officers of the Company, as described above, to whom Options, stock appreciation rights and credit rights shall be granted, the number of shares to be covered by each of the Options, stock appreciation rights and credit rights and the time or times at which Options, stock appreciation rights and credits rights shall be granted;

          (b) To interpret the Plan;

          (c) To promulgate, amend and rescind rules and regulations relating to the Plan;

          (d) To subject any Option to such terms and conditions as the Committee may specify when granting the Option, including without limitation additional restrictions or conditions on the exercise of an Option;

          (e) To modify at any time and for any reason the vesting schedule set forth in Section 6(c) of the Plan for any or all outstanding Options or for any or all Options to be granted in the future; provided, however, that the Committee shall not lengthen the vesting schedule for any outstanding Option; and

          (f) To make all other determinations in connection with the administration of the Plan.

         The Board may, from time to time, appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Board shall designate one of the members of the Committee as its chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All action of the Committee may be taken by a written instrument signed by a majority of the members and action so taken shall be fully effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable. The committee shall also appoint a secretary, who may be the secretary of the Company, to keep minutes of the meetings of the Committee.

5. EMPLOYEES ELIGIBLE. All executive officers of the Company, as defined above, shall be eligible to receive Options, stock appreciation rights and credit rights under the Plan. In selecting executive officers to whom Options shall be granted, and in determining the number of shares to be covered by each Option, stock appreciation rights and credit rights the Committee may take into consideration any factors it may deem relevant, including its estimate of the executive officer's present and potential contribution to the success of the Company.

6. OPTIONS.

          (a) OPTION GRANT. The Committee shall, from time to time, select the executive officers to whom Options will be granted and shall determine the number of shares to be covered by each Option and the option exercise price per share.

          (b) OPTION PRICE. The price at which shares of Common Stock shall be purchased under an Option shall not be less than 85(degree)/a of the Fair Market Value of such shares on the Grant Date. The Committee may also determine at the time of grant or at any later time while the Option is exercisable that the Company will allow a credit against the option exercise price (a "Right") in an amount equal to the increase in the Fair Market Value of the Common Stock at the exercise date over the Fair Market Value at the date that the Right is granted, but not to exceed the amount allowed to the Company as a federal tax deduction upon such exercise. Under no circumstances may the exercise price be less than 52.00 per share. Such Right will be applicable only towards the purchase price of shares of Common Stock.

          (c) EXERCISE OF OPTIONS. Unless the Committee establishes otherwise or except as provided by Sections 7 and 9, each Option shall be exercisable in annual installments. No Option shall be exercisable for six months after the Grant Date. Thereafter, during the first year after an Option is granted, it may be exercised as to not more than 20(degree)/a of the shares covered thereby. During the first two years after an Option is granted, it may be exercised as to not more than 40% of the shares covered thereby. During the first three years after an Option is granted, it may be exercised as to not more than 60% of the shares covered thereby. During the first four years after an Option is granted, it may be exercised as to not more than 80% of their shares covered thereby. An Option may be exercised at any time and from time to time as to all or any part of the shares covered thereby following the first four years after it has been granted; but no Option shall be exercised after the expiration of ten (10) years from the date on which it was granted.

          (d) METHOD OF EXERCISE. To the extent permitted by subparagraph (c) above, Optionees may exercise their Options from time to time by giving written notice to the Company. The date of exercise shall be the date on which the Company receives an exercise notice. Such notice shall state the number of shares to be purchased and the desired closing date, which date shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the closing, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against either (1) payment in full of the Option price for the number of shares to be delivered, by certified or bank cashier's check, or (2) with the prior consent of the Committee, tender of a number of shares of the Common Stock to the Company having a Fair Market Value equal to the Option price times the number of shares being purchased. The Committee shall have no obligation to permit the tender of shares in payment of the Option price. If the Optionee (or other person entitled to exercise the Option) shall fail to accept delivery of and pay for all or any part of the shares specified in his notice when the Company shall tender such shares to him, his right to exercise the Option with respect to such unpurchased shares may be terminated.

          (e) GRANT OF STOCK APPRECIATION RIGHTS. Stock appreciation rights maybe granted in connection with any Option granted under the Plan, either at the time of the grant of the Option or at a later time, to such eligible persons as the Committee shall determine. A stock appreciation right shall cover the same number of shares of Common Stock covered by the Options with respect to which it is granted, or such lesser number of shares as the Committee may determine. Upon an exercise of an Option, the related stock appreciation right shall be canceled, and upon exercise of a stock appreciation right the related option shall be canceled.

6A. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. All stock appreciation rights shall be in such form as the Committee may from time to time determine and shall be subject to the following terms and conditions:

          (a) LIMITATION ON EXERCISE. A stock appreciation right shall be exercisable only to the extent that the Option to which it is related is exercisable, provided, however that if a stock appreciation right is granted to a person otherwise subject to Section 16(b) of the Securities Exchange Act of 1934, such right shall in no event be exercisable during the first six months of the term of either the stock appreciation right or the related stock option (except that the limitation provided under this clause shall not apply in the event the Optionee dies prior to expiration of the six month period.)

          (b) ENTITLEMENT. A stock appreciation right shall entitle the Optionee to surrender to the Company the unexercised related Option, or any portion thereof, and to receive from the Company in exchange thereof an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share times the number of shares covered by the Option, or portion thereof, which is surrendered. In addition, the Optionee shall be entitled to receive an amount equal to any credit against the option exercise price which would have been allowed had the Option, or portion thereof, been exercised. Payment shall be made in (i) shares of Common Stock valued at fair market value, or Q in cash, or (iii) partly in shares and partly in cash as shall be determined by the Committee in its discretion; provided, however, that for any individual subject to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, any exercise for cash must comply with Rule 16(b)-3(c) thereunder. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. No fractional shares will be issued but instead cash will be paid for a fraction or, if the Committee should so determine, the number of shares shall be rounded to the nearest whole share.

7. TERMINATION OF EMPLOYMENT. If the Company shall terminate the employment of an Optionee for any reason other than for cause, all such Optionee's Options shall terminate three months after the date upon which such employment shall cease, but in any event, not later than the dates upon which the respective Options shall expire. If the Optionee shall voluntarily terminate his employment with the Company, or if the Company shall terminate the employment of an Optionee for cause, all such Optionee's Options shall terminate upon the date on which such employment shall cease. If the Company shall Suspend the employment of an Optionee, the Company shall not be obligated to issue any shares upon the exercise by the Optionee of any Options held by him if the exercise occurs during the Suspension Period. Any documents tendered by the Optionee to the Company during the Suspension Period pursuant to an exercise will not be deemed to be accepted by the Company during such Suspension Period, and any such exercise shall be governed by the provisions set forth in the following two sentences. If, at the conclusion of the Suspension Period the Company shall terminate the employment of the Suspended Optionee, all such exercises shall be deemed void and the company shall return to the Optionee any documents tendered to effect an exercise, including the purchase price, without interest. If, at the conclusion of the Suspension Period, the Company shall determine to continue the employment of the Suspended Optionee, the Company shall deliver share certificates to the Optionee with respect to all Options which were properly exercised (but for the Suspension) by the Optionee during the Suspension Period as promptly as practicable after the date the Suspension Period ends. If the Optionee shall die or become disabled while he is employed by the Company, all such Optionee's Options (except as otherwise determined by the Committee) shall terminate one year after the date of death or disability of the Optionee, but in any event, not later than the dates upon which the respective Options shall expire. During such period, the Options may be exercised by the Optionee or his personal representatives, next of kin, executors or legatees, as the case may be. No exercise permitted by this Section 7 shall entitle an Optionee or his personal representatives, next of kin, executors or legatees to exercise any portion of any Option beyond the extent to which such Option is exercisable pursuant to Section 6(c) hereof on the date such Optionee's employment with the company terminates.

8. CHANGES IN CAPITAL STRUCTURE. In the event that there is a change in the capitalization of the Company, such as by reason of a stock dividend, recapitalization, extraordinary dividend of cash or property, stock split-up, combination of shares, or other event which the Committee determines is dilutive to the holder of Options, then appropriate adjustments shall be made by the Committee to the number and kind of shares reserved for issuance under the Plan upon the grant and exercise of Options. In addition, the Committee shall make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share thereunder shall be appropriately adjusted consistent with such change. In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 8. The determination of the Committee as to any adjustment shall be final and conclusive.

9. MANDATORY EXERCISE. Notwithstanding anything to the contrary set forth in the Plan, in the event that the Company should adopt a plan of reorganization pursuant to which it shall merge into, consolidate with, or sell its assets to, any other corporation or entity or if the Company should adopt a plan of complete liquidation, the Company may give an Optionee written notice thereof requiring such Optionee either (a) to exercise the Option within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at that date, or (b) to surrender such Option or any unexercised portion thereof. Any portion of such Option which shall not have been exercised in accordance with the provisions of the Plan by the end of such 30-day period shall automatically lapse irrevocably and the Optionee shall have no further rights thereunder.

10. OPTION AGREEMENT. Each grant of an Option under the Plan will be evidenced by an agreement in such form as the Committee may from time to time approve. Such agreement will contain such provisions as the Committee may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option. The Committee may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the committee may deem consistent with the Plan or the terms and conditions of the Option agreement. Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Optionee to execute and deliver documents containing such representations, warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any applicable Federal or State securities laws, and any other applicable law, regulation or rule.

11. LISTING; REGISTRATION. If at any time the Board determines, in its discretion, that the listing, registration or qualification of any of the stock subject to Options under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with granting Options under the Plan or the purchase or issue of stock thereunder, no further Options need be granted, the exercise of outstanding Options may be deferred, and the Company shall not be obligated to issue or deliver any shares, until such action can be taken or consent or approval can be obtained at the Company's expense, free of any condition unacceptable to the Board.

12. TAX WITHHOLDING. The Company, as and when appropriate, shall have the right to require each Optionee purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld with respect to the receipt of Common Stock.

13. NON-ASSIGNABILITY. No Option shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution, in which events the terms of this Plan, including all restrictions and limitations set forth herein, shall continue to apply to the transferee. Each Option shall be exercisable only by the Optionee during his lifetime.

14. OPTIONEE'S RIGHTS AS SHAREHOLDER. An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered to the name of the Optionee.

15. TERM. No Option shall be granted under the Plan more than ten (10) years after the date of the last meeting of the shareholders of the Company at which they adopted or approved the Plan or the date on which the Board adopted the Plan, whichever is earlier; the Plan may be resubmitted to the shareholders for their approval at any time during or at the end of any such ten-year period.

16. ADOPTION AND RATIFICATION. This Plan has been adopted by the Board subject to ratification by the shareholders of the Company and filing with the Commissioner of the Department of Banking of the State of New Jersey. The effective date of the Plan may also be delayed pending satisfaction of the requirements of Section 11. This Plan shall terminate unless ratified by the shareholders within one year of adoption by the Board.

17. TERMINATION AND AMENDMENT. The Board may at any time terminate or amend the Plan or any Option then outstanding as it may- deem advisable; provided, however, that no such amendment may be made without shareholder approval if such approval is required by Rule 16b-3 under the Securities Exchange Act of 1934.

18. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against and reimbursed for the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against and for all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or (in the event of settlement) by a disinterested majority of the Board or of any disinterested group of persons to whom the question may be referred by the Board, that such Committee member is guilty of bad faith in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member seeking indemnification shall have offered the Company in writing the opportunity, at its own expense, to handle and defend the same.

19. GOVERNING LAW. The option agreements authorized under the Plan shall be governed by and construed under the laws of the State of New Jersey.